UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 22, 2008
DATASCOPE CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-6516	13-2529596

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)
14 Philips Parkway, Montvale, New Jersey, 07645-9998
(Address of Principal Executive Offices) (Zip Code)
(201) 391-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
     On September 22, 2008, a complaint was filed in New Jersey state court against Datascope Corp. (“Datascope”), each of Datascope’s directors, DaVinci Merger Sub, Inc. (“Purchaser”) and Getinge AB (“Parent”). The complaint alleges breach of fiduciary duties by Datascope’s directors by entering into the Agreement and Plan of Merger (the “Merger Agreement”) among Parent, Purchaser and Datascope pursuant to which, and subject to the terms of which, Purchaser will commence a cash tender offer, followed by a merger with Datascope to acquire Datascope and alleges that Purchaser and Parent aided and abetted these breaches. The action, captioned Stationary Engineers Local 39 Pension Trust Fund, et al. v. Datascope, et al. (Docket No. C-352-08, Superior Court of New Jersey, Chancery Division, Bergen County), seeks to bring claims on behalf of one stockholder and an alleged class of other public stockholders of Datascope, seeking, among other things, (a) injunctive relief with respect to the proposed transactions under the Merger Agreement, (b) a declaration that the directors of Datascope have breached their fiduciary duty to Datascope and its stockholders; and (c) an award of fees, expenses and costs to plaintiff and its counsel. Datascope and its directors believe that the claims set forth in the complaint are without merit and intend to defend against this action vigorously.
     On September 26, 2008, a complaint was filed in New Jersey state court against Datascope, each of Datascope’s directors, Purchaser and Parent. The complaint alleges breach of fiduciary duties by Datascope’s directors by entering into the Merger Agreement and alleges that Purchaser and Parent aided and abetted these breaches. The action, captioned Alfred DiMaggio, et al. v. Datascope, et al., was filed in Superior Court of New Jersey, Chancery Division, Bergen County, and seeks to bring claims on behalf of an individual and an alleged class of public stockholders of Datascope, seeking, among other things, (a) injunctive relief with respect to the proposed transactions under the Merger Agreement, (b) in the event that the transactions contemplated by the Merger Agreement are consummated prior to the entry of the court’s final judgment, rescission of the transaction or an award of recissionary damages, (c) an accounting for all damages caused by the defendants and an accounting for all profits and special benefits obtained as a result of their breach of fiduciary duties, and (d) an award of fees, expenses and costs to plaintiff and its counsel. Datascope and its directors believe that the claims set forth in the complaint are without merit and intend to defend against this action vigorously.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASCOPE CORP. Registrant
/s/ Henry M. Scaramelli
Name:	Henry M. Scaramelli
Title:	Vice President, Finance and Chief Financial Officer

Dated: October 2, 2008